Exhibit 10.7

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 2151 day of June, 2021, by and between UEL REAL ESTATE HOLDINGS, LLC, a Minnesota limited liability company, (“Landlord”) and IGF ONCOLOGY, LLC, a Minnesota liability company, (“Tenant”).

RECITALS

A.	Landlord and Tenant entered into a certain Lease dated November 28, 2018 (“Lease”), pursuant to which Tenant leased from Landlord approximately 994 rentable square feet of laboratory space (Lab 1010) in the building located at 1000 Westgate Drive, St. Paul, Minnesota.

B.	Tenant desires and Landlord agrees to modify Tenant’s Lease, subject to and in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby C acknowledged, Landlord and Tenant hereby agree as follows:

1. Recitals Incorporated. The Recitals set forth above are hereby ratified by Landlord and Tenant and are by this reference incorporated into this Amendment.

2. Revisions to Lease. The section labeled “Assignment” in the Lease is to include the following:

Assignment: Tenant desires and Landlord agrees to assign this Lease and all subsequent Amendments to Squarex, LLC as of June 30, 2021. Squarex, LLC accepts all the benefits and obligations outlined in the Lease and all subsequent Amendments.

3. Lease to Remain in Full Force and Effect. Except to the extent as expressly provided in this First Amendment, and not inconsistent with the terms of this First Amendment, the Lease, will remain in full force and effect, and the terms and conditions of the Lease, to the extent not inconsistent with the terms hereof, shall be binding upon Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

UEL REAL ESTATE HOLDINGS, LLC,
a Minnesota limited liability company

By:	/s/ Thomas W. LaSalle

TENANT:
SQUAREX, LLC, a Minnesota incorporated company

By:	/s/ Hugh McTavish